Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 (No. 333-294804) of VYNE Therapeutics, Inc. of our report dated March 31, 2026, relating to the financial statements of Yarrow Bioscience, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Irvine, California

April 28, 2026